      		     AMENDMENT NO. 3,
		    WAIVER AND CONSENT

		Dated as of March 11, 1994

			   to

	       CONSTRUCTION AND TERM CREDIT
			AGREEMENT

		Dated as of July 18, 1988,
			as amended

			between


	     O'BRIEN (NEWARK) COGENERATION, INC.

			and

		NATIONAL WESTMINSTER BANK PLC

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     AMENDMENT NO. 3, WAIVER AND CONSENT, dated as of March 11,
1994 (this "Amendment") to the Construction and Term Credit Agreement, dated as of July 18, 1988, as amended by Amendment No. 1, dated as of April 1, 1989 and Amendment No. 2, dated as of June 1, 1989 (as heretofore amended, the "Credit Agreement"), between O'BRIEN (NEWARK) COGENERATION, INC., a Delaware corporation (the "Company") and NATIONAL WESTMINSTER BANK PLC (the "Bank").

                       W I T N E S S E T H

     WHEREAS, the Bank has loaned, and the Company has borrowed, certain amounts pursuant to the terms and conditions of the Credit Agreement;

     WHEREAS, the Company desires to borrow certain monies from Stewart and Stevenson Services, Inc., a Texas corporation (the
"Subordinated Lender");

     WHEREAS, the Subordinated Lender has agreed to lend amounts not in excess of an aggregate principal amount of $7,000,000 to the Company on a subordinated basis (the "Subordinated Loans") pursuant to a certain Subordinated Loan Agreement, dated as of March 11, 1994, between the Company and the Subordinated lender, a copy of which is attached hereto as Exhibit A (as such agreement is in effect on the date hereof, the "Subordinated Loan Agreement");

     WHEREAS, the Company has requested the Bank to, among other things, consent to the incurrence of the Subordinated Loans of the Company under, and to the Company's execution, delivery and performance of, the Subordinated Loan Agreement under the terms of the Credit Agreement;

     WHEREAS, the Company has also requested the Bank to consent to the Company's execution, delivery and performance of the Operation & Maintenance Contract, dated as of January 12, 1994, between the Company and Stewart & Stevenson Operations, Inc. (the "Operator"), a wholly-owned subsidiary of the Subordinated Lender, a copy of which is attached hereto as Exhibit B (as such agreement is in effect on the date hereof, the "Operating Agreement");

     WHEREAS, the parties hereto desire to amend and waive certain provisions of the Credit Agreement, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, the Company and the bank hereby agree as follows:

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SECTION I.  Definitions.

     Unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have their respective meanings as therein defined.

SECTION II.  Amendments.

     1. Clause (d) of the definition of "Expenses" in Article I is amended in its entirety to read in its entirety as follows:

     "(d) the amounts (i) owed to the Operator under Section 6.1 of the Operating Agreement or (ii) paid into the Shortfall
Account or Major Repair Reserve Account as required under the Operating Agreement."

     2. The definition of "Financing Documents" in Article I is amended by adding the phrase ", the Subordination Agreement" after the word "Notes" appearing therein.

     3. The definition of "Operator" in Article I is amended in its entirety to read as follows:

     "'Operator' shall mean Stewart & Stevenson Operations, Inc., a Delaware corporation and its permitted successors and assigns, and any substitute operator approved by the Bank."

     4.   The definition of "Operator Consent Agreement" in
Article I is amended in its entirety to read as follows:

     "'Operator Consent Agreement' shall mean the Consent to Assignment of Operation and Maintenance Agreement, dated as of March 11, 1994, among the Company, the Bank and the Operator."

     5. The definition of "Operating Agreement" in Article I is amended in its entirety to read as follows:

     "Operating Agreement" shall mean the Operation and Maintenance Contract, dated as of January 12, 1994, between the Company and the Operator, as the same may be supplemented, modified or otherwise amended from time to time."

     6. The definition of "Operating Guarantor" in Article I is amended in its entirety to read as follows:

     "'Operating Guarantor' shall mean Stewart & Stevenson
Services, Inc., a Texas corporation."

     7. The definition of "Operating Guaranty" in Article I is amended in its entirety to read as follows:


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     "'Operating Guaranty' shall mean the guaranty by the
Operating Guarantor of the obligations of the Operator under the Operating Agreement."

     8.   The definition of "Operating Guaranty Consent
Agreement" in Article I is amended in its entirety to read as follows:

     "'Operating Guaranty Consent Agreement' shall mean the
Consent to Assignment of Operation and Maintenance Agreement, dated as of March 11, 1994, among the Company, the Bank and the Operating Guarantor."

     9. The definition of "Parent" in Article I is amended in its entirety to read as follows:

     "'Parent' shall mean O'Brien Environmental Energy, Inc.
(formerly known as O'Brien Energy Systems, Inc.), a Delaware corporation, and its permitted successors and assigns."

     10. The definition of "Revenues" in Article I is amended in its entirety to read as follows:

     "'Revenues' shall mean, for any period, all operating and nonoperating receipts, revenues, renewals, fees, income and other moneys of the Company, including, without limitation, liquidated, performance and other damage payments or other amount payable under the Project Agreements, in each case calculated under GAAP, any investment earnings on the accounts of the Company, and the proceeds of Permitted Debt (but excluding (i) Insurance Proceeds other than the proceeds of business interruption insurance and
(ii) interest earned on amounts deposited in the Shortfall
Account)."

     11.  The following additional definitions are added to
Article 1 in their appropriate alphabetical order:

     "'Amendment No. 3, Waiver and Consent' shall mean Amendment
No. 3, Waiver and Consent, dated as of March 11, 1994, to this
Agreement."

     "'Bank Share' shall mean an amount equal to 50% of Distributable Cash."

     "'Company Share' shall mean an amount equal to 50% of Distributable Cash."

     "'Distributable Cash' shall mean, on any date of determination, all amounts remaining in the Revenue Account on such date after giving effect to the application of proceeds thereto pursuant to Sections 7.01(b)(i) - (xiv), inclusive."

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     "'Excess Insurance Proceeds' shall have the meaning provided in Section 7.01(h).

     "'Major Repair Reserve Account' shall mean the account of that name established pursuant to Section 7.01 hereof."

     "'Repayment Amount' shall mean an aggregate principal amount of $3,500,000 which has been prepaid on the Term Loan after the date of Amendment No. 3, Waiver and Consent (not including any payments as a result of scheduled installments of principal or any prepayments made pursuant to Section 2.08(b))."

     "'Reserve Requirement Amount' shall mean an amount equal to $2,000,000 remaining in the Reserve Requirement Sub-Account."

     "'Restoration Program' shall mean all repairs, replacements, reconstruction or acquisitions in connection with the Project arising as a result of the fire at the Project which occurred on December 25, 1992, and all work, repairs and reconstruction which have been or are still to be performed and replacements, repairs, reconstruction and acquisitions which have been or are still to be made with respect thereto, including, without limitation, the wastewater demineralization system or program being implemented at the Project."

     "'Shortfall Account' shall mean the account of that name established pursuant to Section 7.01 hereof."

     "'Stewart & Stevenson Security Agreement' shall mean the
Loan Agreement, dated as of March 11, 1994, between the Company and Stewart & Stevenson Services, Inc., as in effect on the date of Amendment No. 3, Waiver and Consent."

     "'Subordinated Loan Agreement' shall mean the Subordinated Loan Agreement, dated as of March 11, 1994, between Stewart & Stevenson, Inc. and the Company, providing for loans, on a subordinated basis, not in excess of an aggregate principal amount of $7,000,000 outstanding at any time, as in effect on the date of Amendment No. 3, Waiver and Consent."

     "'Subordinated Loans' shall mean the loans and other Debt and obligations of the Company under or in connection with the Subordinated Loan Agreement."

     "'Subordination Agreement' shall mean the Subordination
Agreement, dated as of March 11, 1994, among the Company, Stewart
& Stevenson, Inc. and the Bank, as amended, modified or supplemented from time to time in accordance with its terms."

     "'Subordinated Loan Repayment Date' shall mean the date on which the Subordinated Loan Agreement has been terminated and all

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Subordinated Loans and other obligations thereunder or in respect thereof have been repaid in full."

     "'Tranche A Subordinated Loan' shall mean the Tranche A Loan under the Subordinated Loan Agreement not to exceed an aggregate principal amount of $3,500,000, provided that the aggregate principal amount of the Tranche A Subordinated Loan and the Tranche B Subordinated Loan shall not exceed $7,000,000."

     "'Tranche B Subordinated Loan' shall mean the Tranche B Loan under the Subordinated Loan Agreement not to exceed an aggregate principal amount of $4,000,000, provided that the aggregate principal amount of the Tranche A Subordinated Loan and the Tranche B Subordinated Loan shall not exceed $7,000,000, and, provided further that in the event the Tranche A Subordinated Loan exceeds $3,000,000, the maximum aggregate principal amount of the Tranche B Subordinated Loan shall be reduced by the amount of such excess."

     12. Section 2.08 of the Credit Agreement is amended to add a new subclause (c) thereto to read as follows:

          (c)  In addition to the payment provisions set forth in
Section 2.08(b), the Term Loan shall be subject to mandatory prepayment as follows:

          (i)  on the date of the funding of the Tranche A
Subordinated Loan in an of $1,000,000;

         (ii)  on the date of the funding of the Tranche B
Subordinated Loan in an amount of $2,500,000;

        (iii) so long as the Subordinated Loan Repayment Date has not occurred, in the event the Reserve Requirement Sub-Account is fully funded in the amount of the Reserve Requirement Amount, in an amount equal to 50% of Excess Insurance Proceeds (after giving effect to amounts necessary to so fund the Reserve Requirement Sub-Account pursuant to Section 7.01(h)(i)), on the date such Excess Insurance Proceeds are received by or on behalf of the Company or any of its affiliates;

         (iv) so long as the Subordinated Loan Repayment Date has not occurred, if (A) the Repayment Amount has been satisfied and (B) the Reserve Requirement Amount is satisfied, in an amount equal to the Bank Share of Distributable Cash on the date, and to the extent, such Distributable Cash on the date, and to the extent, such Distributable Cash exists after giving effect to the application of the Bank Share of Distributable Cash to fund the Reserve Requirement Sub-Account pursuant to Section 7.01(h) and, if necessary, after giving effect to the application of

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Distributable Cash pursuant to Section 2.08(c)(v) which was applied to the Repayment Amount;

          (v) so long as the Subordinated Loan Repayment Date has not occurred, if (A) the Repayment Amount has not been satisfied and (B) the Reserve Requirement Amount is satisfied, in an amount equal to (1) the Bank Share of Distributable Cash on the date, and to the extent, such Distributable Cash exists after giving effect to the application of Distributable Cash to fund the Reserve Requirement Sub-Account pursuant to Section 7.01(h) plus (2) the Company Share of Distributable Cash on the date, and to the extent, such Distributable Cash exists after giving effect to the application of Distributable Cash to fund the Reserve Requirement Sub-Account pursuant to Section 7.01(h), provided, however, that in the event the Subordinated Loans have been and remain accelerated in accordance with the terms of the Subordinated Loan Agreement, the Company Share of such Distributable Cash shall not be made as a prepayment on the Term Loan in accordance with subclause (2) hereof and shall instead be applied in accordance with Section 7.01(b)(xv)(3).

     Each such prepayment pursuant to this Section 2.08(c) shall be applied to the outstanding installments of principal of the Term Loan in the inverse order of scheduled maturities."

     13. Section 6.03 of the Credit Agreement is hereby amended by (i) deleting the word "and" following subclause (d) therein,
(ii) deleting the period after subclause (e) therein and substituting the phrase"; and" therefor and (iii) adding a new subclause (f) which shall read as follows:

     "(f) so long as the Subordinated Loan Repayment Date has not occurred, no Distributions may be made after the date of Amendment No. 3, Waiver and Consent unless the Repayment Amount shall have been applied to the prepayment of the Term Loan; provided, however that nothing in this Section 6.03(f) shall prohibit the application of an amount equal to the Company Share of Distributable Cash to the payment in respect of the Subordinated Loans in the event the Subordinated Loans are accelerated in accordance with the terms of the Subordinated Loan Agreement".

     14. Section 6.06 of the Credit Agreement is hereby amended by adding the following to the end thereof:

     "or (d) any amendment, supplement, or modification of, or waiver with respect to, any of the terms or provisions of the Subordinated Loan Agreement, the Stewart & Stevenson Security Agreement or any of the documents, instruments or agreements relating thereto."

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     15.  A new Section 6.12 shall be added to the Credit
Agreement following Section 6.11 thereof to read as follows:

     "SECTION 6.12. Hazardous Substance. Release emit or discharge into the environment any Hazardous Substances (as defined in the Subordinated Loan Agreement) in excess of permitted levels or reportable quantities or in violation of other permitted concentrations standards or limitations under any Hazardous Substance Laws (as defined in the Subordinated Loan Agreement), Legal Requirements or Government Approvals."

     16.  A new Section 6.13 shall be added to the Credit
Agreement following Section 6.12 thereof (as added pursuant to paragraph 15 of this Amendment) to read as follows:

     "SECTION 6.13 Bonding of Liens. In the event the Tranche A Subordinated Loan has been funded and mechanic's liens, contractors lien's or similar liens or claims have been filed by any vendor or contractor or other Person in respect of the Restoration Program, the Company shall, not later than March 31, 1994, bond such liens and claims in an amount, and with a surety company, acceptable to the Bank, or otherwise satisfy such liens and claims to the satisfaction of the Bank."

     17. Section 7.01(b) of the Credit Agreement is amended by deleting subsections (i) through (xi), inclusive, therein and the last paragraph thereof and substituting the following therefor:

                    (i)  to the payment of Expenses and
          the payment of any bonus payments to the Contractor due under the Construction
          Contract;

                   (ii)  to the payment of interest on
          the Term Loan;

                  (iii)  to the payment of principal of
          the Term Loan;

                   (iv)  to the payment of Bank Fees;

                    (v)  to the payment of any other
          amounts due and payable to the Bank;

                   (vi)  to the deposit into the
          Reserve Account of the amount, if any,
          required to be deposited therein pursuant to
          Section 7.01(c) and 7.01(h), provided,
          however, that in the event the Reserve
          Requirement Amount has been satisfied and amounts therein have been applied in

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          accordance with Section 7.01(h), amounts from
          the Revenue Account shall be applied to
          replenish the Reserve Requirement Sub-Account to the Reserve Requirement Amount solely to the extent proceeds are available pursuant to
          Section 7.01(b)(xiv) or Section 7.01(h)(i);

                  (vii)  to the payment of
          extraordinary expenses except for those
          required to be paid from the Collateral
          Account;

                 (viii)  to the payment of any amounts
          owed to the Operator under the Operating
          Agreement;

                   (ix)  to the deposit into the
          Shortfall Account of the amount, if any, required to be deposited therein pursuant to
          Section 7.01(f);

                    (x)  to the deposit into the Major
          Repair Reserve Account of the amount, if any, required to be deposited therein pursuant to
          Section 7.01(g);

                   (xi)  to the payment of principal
          and interest on outstanding Permitted Debt, if any, other than any such Debt constituting the Subordinated Loans;

                  (xii)  if applicable, to the deposit
          into the Surplus Cash Flow Sub-Account of an amount necessary to maintain such Sub-Account at $500,000;

                 (xiii)  to the payment of scheduled
          principal and interest on outstanding
          Subordinated Loans but only to the extent
          Distributions would be permitted to be made pursuant to Section 6.03 (without giving effect to Section 6.03(f)) and further subject to the terms and provisions of the Subordination Agreement;

                  (xiv)  to the extent the Reserve
          Requirement Amount was satisfied and funds in the Reserve Requirement Sub-Account have been used in accordance with Section 7.01(h), to the deposit in the Reserve Requirement Sub-
          Account of the amount required to be

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          deposited therein pursuant to Section 7.01(c)
          and Section 7.01(h) to cause the Reserve
          Requirement Amount to remain satisfied; and

                   (xv)  in an amount equal to the
          Company Share of Distributable Cash, to the extent permitted by Section 6.03 and in accordance with Section 7.01(c), either
          (1) to the making of Distributions, provided all mandatory prepayments on the Term Loan are made at such time in accordance with
          Section 2.08(c), there has been no
          acceleration of the Subordinated Loans in accordance with the terms and provisions of the Subordinated Loan Agreement and, unless the Subordinated Loan Repayment Date has occurred, the Repayment Amount has been satisfied, (2) to the deposit into the Reserve Requirement Sub-Account to the extent required pursuant to Section 7.01(h) and to the repayment of the Term Loan to the extent required pursuant to Section 2.08(c)(v) or
          (3) in the event the Subordinated Loans have been accelerated in accordance with the terms and provisions of the Subordinated Loan
          Agreement, to the payment of the Subordinated
          Loans in accordance with the terms and
          provisions of the Subordination Agreement.

The Bank shall have the right to debit the Operating Account, to the extent necessary to make the payments described in clauses
(ii), (iii), (iv), (v), (vi), (ix), (x), (xi) and (xv) of this
Section 7.01(b). Upon the occurrence of an Event of Default, the Bank may liquidate all Permitted Investments held in the Operating Account, and apply the proceeds thereof to the payment of the Obligations in such order as the Bank shall elect."

     18. Section 7.01 of the Credit Agreement is amended by adding the following new clauses (f), (g) and (h):

     "(f) Shortfall Account. (i) On the date hereof, the Company is establishing an account with the bank which shall be known as the "Shortfall Account" and which shall bear interest under such terms and at such rate as may be set by the Bank from time to time on similar savings accounts. Monthly, beginning at the end of the first month occurring after the Effective Date, as such term is defined in the Operating Agreement, the Company shall, from funds available pursuant to Section 7.01(b)(ix), deposit into the Shortfall Account such amounts, if any, as are required to be distributed to

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     fund the first major overhaul of the gas turbine
     pursuant to Section 5.4 of Appendix 5 of the Operating Agreement until such time as the balance in the Shortfall Account shall equal $600,000. Each month during such period, the Company shall provide the bank with a certificate signed by the Chief Financial Officer of the Company stating the amount, if any, required to be distributed as set forth in the previous sentence. All interest or dividends earned on amounts on deposit in the Shortfall Account shall be added to the principal balance of the account; provided, however, that any interest or dividends accruing at any time that the amount on deposit in the Shortfall Account is greater than or equal to $600,000 shall be deemed to constitute Revenues and shall be applied in accordance with Section 7.01(b). Upon the occurrence and during the continuance of an Event of Default, the Bank may apply all funds in the Shortfall Account to the satisfaction of the Obligations in such order as it shall elect.

     (ii) Amounts in the Shortfall Account shall be released (1) if provided for in the then current Operating Budget or (2) upon the bank's receipt and, after consultation with the Bank's Engineer, the bank's approval of a certificate of an officer of the Company setting forth the amount and purpose of the expenditure(s), and certifying that such expenditure(s)
     (x) constitute all or part of the first major overhaul of the Project's gas or steam turbines and (y) have not been included in any prior certificate or in any payment under 7.01(b)(i). After the first major overhaul of such turbines has been completed, any amounts remaining in the account shall be transferred to the Major Repair Reserve Account, and the Shortfall Account shall be closed.

     (g) Major Repair Reserve Account. On the date hereof, the Company is establishing an account with the Bank which shall be known as the "Major Repair Reserve Account." Monthly, beginning at the end of the first month occurring after the Effective Date, as such term is defined in the Operating Agreement, the Company shall, from funds available pursuant to Section 7.01(b)(ix), deposit into the Major Repair Reserve Account such amounts, if any, as are required to be distributed pursuant to Section 5.4 of Appendix 5 of the Operating Agreement to fund (i) the second and any subsequent major overhauls of the gas turbines, steam turbines, the gas turbine generator and the steam turbine generator, (ii) hot gas path inspections of the


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     gas turbine, and (iii) combustion inspections of the
     gas turbine ((i), (ii) and (iii) collectively, the "Major Repairs"). Each month during such period, the Company shall provide the Bank with a certificate signed by the Chief Financial Officer of the Company stating the amount, if any, required to be distributed as set forth in the previous sentence. Upon the occurrence and during the continuance of an Event of Default, the Bank may apply all funds in the Major
     Repair Reserve Account to the satisfaction of the Obligations in such order as it shall elect.

     (ii) Amounts in the Major Repair Reserve Account shall be released (1) if provided for in the then current Operating Budget or (2) upon the Bank's receipt and, after consultation with the Bank's Engineer, the Bank's approval of a certificate of an officer of the Company setting forth the amount and purpose of the expenditure(s), and certifying that such expenditure(s)
     (x) constitute a Major Repair and (y) have not been included in any prior certificate or in any payment under 7.01(b)(i).

     (h) Notwithstanding anything to the contrary set forth in Section 7.01(c) or in any other Financing Document or other agreement, instrument, document, or writing, on the date of Amendment No. 3, Waiver and Consent the Company hereby reestablishes the Reserve Requirement Sub-Account with the Bank. Such Reserve Requirement Sub-Account shall remain in effect until all Obligations have been paid in full. The Reserve Requirement Sub-Account shall be funded as follows:

          (i)  To the extent proceeds of insurance are
          received by or on behalf of the Company or any affiliate thereof in connection with claims arising from events giving rise to the Restoration Program in excess of all amounts due to contractors and in respect of all work remaining to be performed on the Restoration
          Program (such excess, the "Excess Insurance
          Proceeds"), an amount equal to (A) 50% of the Excess Insurance Proceeds shall (x) be deposited into the Reserve Requirement Sub-
          Account up to an amount such that the amount on deposit in the Reserve Requirement Sub-
          Account equals the Reserve Requirement Amount at all times and (y) any remaining proceeds after the application pursuant to subclause
          (x) shall be applied in accordance with
          Section 2.08(c)(iii), and (B) the remaining

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          50% of such Excess Insurance Proceeds may be
          applied in accordance with Section 7.02(c).

          (ii)  From the proceeds of Distributable Cash
          as follows:

               (A)  If the Repayment Amount has
               been satisfied, an amount equal to
               the Bank Share of Distributable
               Cash shall be deposited to the
               extent necessary to satisfy the
               Reserve Requirement Amount at all
               times, with all remaining amounts
               of such Bank Share to be applied to
               the repayment of the Term Loan
               pursuant to Section 2.08(c);

               (B)  Subject to Section
               7.01(h)(ii)(C), if the Repayment
               Amount has not been satisfied, an
               amount equal to the Bank Share of
               Distributable Cash plus the Company
               Share of Distributable Cash shall
               be deposited to the extent
               necessary to satisfy the Reserve
               Requirement Amount at all times,
               with all remaining amounts of such
               Bank Share and Company Share to be
               applied to the repayment of the
               Term Loan pursuant to Section
               2.08(c).

               (C)  If the Repayment Amount has
               not been satisfied, but the
               Subordinated Loans have been and
               remain accelerated in accordance
               with the terms of the Subordinated
               Loan Agreement and remain
               outstanding, an amount equal to the
               Bank Share of Distributable Cash
               shall be deposited to the extent
               necessary to satisfy the Reserve
               Requirement Amount at all times,
               with all remaining amounts of such
               Bank Share to be applied to the
               repayment of the Term Loan pursuant
               to Section 2.08(c).

               (D)  If such proceeds are being
               deposited into the Reserve
               Requirement Sub-Account to

<Page 14>
               replenish amounts therein to the
               Reserve Requirement Amount as a
               result of the application of
               amounts in the Reserve Requirement
               Sub-Account in accordance with the
               terms of this Section 7.01(h), an
               amount equal to the Bank Share of
               Distributable Cash plus the Company
               Share of Distributable Cash shall
               be deposited to the extent
               necessary to satisfy the Reserve
               Requirement Amount at all times.

     Amounts on deposit in the Reserve Requirement Sub-Account shall be used solely to prepay or repay the outstanding principal amount of, and interest on, the Term Loan at such times as the Revenues shall be insufficient therefor. Notwithstanding anything to the contrary set forth in Section 7.01(c), including, without limitation, the second paragraph thereof, or in any other Financing Document or other agreement, instrument, document or writing, in no event shall the Company request the Bank to release, nor shall the Bank release, any amounts in the Reserve Requirement Sub-Account to the Company until all Obligations are paid in full.

     19. Section 7.02 of the Credit Agreement is amended by adding the following new subsection (c) thereto immediately following subsection (b), which new subsection (c) shall read as follows:

          "(c) Notwithstanding anything to the contrary set forth herein, 50% of the amount of Excess
          Insurance Proceeds may be retained by the Company and distributed to the Parent upon request."

     20. Section 7.07 of the Credit Agreement is amended by adding the following new text to the start of the first sentence:

     "With the exception of funds held in the Shortfall Account,"

     21. Section 8.01(h) of the Credit Agreement is hereby amended by (i) deleting the reference to "Hawker Siddeley" wherever such term appears therein and substituting the term "Guarantor" therefor and (ii) restating the proviso appearing therein following subclause (v) to read in its entirety as follows:

<Page 15>

     "provided, however, that no Event of Default shall have occurred under this Section 8.01(h) as a result of any of the event, actions or occurrences listed in clauses (i) through (v), inclusive, of this Section 8.01(h) relating to the Contractor, the Operator, the Guarantor, JCP&L, PSE&G, Paperboard, the Gas Supplier or the Parent if (x) the Company shall have obtained and delivered to the Bank written evidence satisfactory to the Bank in its sole discretion that the Contractor, the Operator, the Guarantor, JCP&L, PSE&G, Paperboard or the Gas Supplier, as the case may be, or in the case of each of such events, actions, or occurrences relating to the Parent, each of such Persons, shall be able to continue to perform its obligations under any of the Project Agreements to which such Person is a party, or (y) the Company shall have obtained a replacement for the Contractor, the Operator, the Guarantor, JCP&L, PSE&G, Paperboard or the Gas Supplier, as the case may be, or in the case of each of such events, actions, or occurrences relating to the Parent, each of such persons, which replacements shall be acceptable to the Bank to perform the obligations under the Project Agreements to which such Person is a party; or"

     22.  Article IX of the Credit Agreement is amended by
(i) deleting the word "and" appearing at the end of clause (b) thereof, (ii) deleting the semicolon at the end of clause (c) thereof, and substituting the phrase ", and" therefor and
(iii) adding a new subclause (d) prior to the proviso therein which shall read as follows:

          "(d) as a result of any payment made by the Bank in respect of the Subordinated Loans pursuant to Section 7.01(h) and the Subordination Agreement;"

SECTION III.  Waiver and Consent.

     1. The Bank hereby waives Section 6.10 of the Credit Agreement solely to permit the incurrence of an aggregate principal amount of Subordinate debt not in excess of $7,000,000 outstanding at any time pursuant to and in accordance with the terms and provisions of the Subordinated Loan Agreement in effect on the date hereof, provided that all the obligations and indebtedness incurred thereunder (including, without limitation, the Subordinated Loans) shall constitute Subordinate Debt and shall be subject to the Subordination Agreement attached hereto as Exhibit C, which Subordination Agreement shall have been duly executed and delivered by the Company and the Subordinated Lender and, provided further, that notwithstanding anything to the contrary set forth in the Credit Agreement, the Tranche A Subordinated Loan Conditions (as defined herein) must be satisfied and no funds in the Operating Account shall be applied at the times and to the extent set forth in Section 7.01(b)(xiii)

<Page 16>

(as such Section has been renumbered after giving effect to paragraph 17 of this Amendment) if payments in respect of the Subordinate Debt or otherwise in respect of the "Junior Debt" (as defined in the Subordination Agreement) are prohibited pursuant to the terms of the Subordination Agreement. The Company hereby agrees and acknowledges that the Subordinated Loans outstanding under the Subordinated Loan Agreement constitute Subordinate Debt and shall be applied against $750,000 of the permitted amount of Unsecured Debt and Subordinate Debt set forth in clause (c) of
Section 6.10 until the aggregate outstanding principal amount of Subordinated Loans are less than $250,000, in which case such Subordinated Loans will be applied against such permitted amount on a dollar for dollar basis.

     As used herein, "Tranche A Subordinated Loan Conditions" shall mean that the consent and waiver of the Bank hereunder to the Tranche A Subordinated Loan shall be subject to the Bank's satisfaction that no mechanics' liens, contractors' liens or similar liens or claims have been or are likely to be filed by Century Contractors West Inc. ("Century") or any vendor or contractor in respect of the Restoration Program, or, in the event any such liens or claims have been or are likely to be filed, either (A) all such liens or claims shall have been bonded in amounts, and with a surety company, acceptable to the Bank in its sole discretion, (B) Insurance Proceeds have been received by the Bank in an amount sufficient to satisfy all such liens and claims or (C) the bank shall have been provided evidence satisfactory to it in its sole discretion that Century, and any other vendor or contractor which is reasonably likely to file any such lien or claim, has agreed to not take any enforcement action on or in respect of any such liens or claims until a date no earlier than March 31, 1994.

     2. The Bank hereby consents to the execution and delivery by the Company of the Operation and Maintenance Contract by and among the Company, as owner, and Stewart and Stevenson Operations, Inc., as operator, dated as of January 12, 1994, and in the form attached hereto as Exhibit B, and the substitution of Stewart and Stevenson Operations, Inc. as Operator.

     3. The Bank hereby consents to the making of Distributions of proceeds from the (A) Tranche A Loan (as defined in the Subordinated Loan Agreement) in an amount not to exceed
(i) $2,000,000 in the aggregate in the event the Tranche A Loan has been funded in an amount of $3,000,000 and (ii) $2,000,000 plus the amount of the Tranche A Loan over $3,000,000 (which Tranche A Loan shall not in any event exceed $3,500,000) and
(B) Tranche B Loan (as defined in the Subordinated Loan Agreement) in an amount not to exceed $1,500,000 less the amount by which the Tranche A Loan exceeds $3,000,000 in the aggregate, subject, in each case to the terms and conditions of the Credit

<Page 17>

Agreement as amended hereby. The Company acknowledges and agrees that no Distribution may be made, nor any loans or advances made to any Person from the proceeds, of the Tranche A Loan or the Tranche B Loan in excess of the amounts set forth in the immediately preceding sentence.

     4. The bank hereby agrees that, for purposes of determining compliance with Section 5.09 of the Credit Agreement as at June 30, 1994 and December 31, 1994 only, the Reserve Requirement Sub-Account shall be deemed to be funded at an amount equal to $2,000,000 except in the event where the Tranche B Loan has not been advanced, in which case the Reserve Requirement Sub-Account shall be deemed to be funded in the amount of $1,000,000.

SECTION IV.  Continuous Effect.

     Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby restated as of the date hereof, ratified and confirmed. On and after the effective date of this Amendment, whenever the Credit Agreement is referred to in the Credit Agreement, in any of the other Financing Documents or in any of the other documents, agreements or instruments executed an delivered in connection therewith it shall be deemed to mean the Credit Agreement as amended hereby.

SECTION V.  Governing Law.

     This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION VI.  No Novation.

     This Amendment does not extinguish the outstanding indebtedness or discharge or release the lien or priority of any mortgage, security agreement or any other security for the obligations of the Company. Nothing herein shall be construed as a substitution or novation of the original indebtedness or instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by instruments executed concurrently herewith and in accordance herewith. The Company agrees that at any time, and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect rights granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder.

<Page 18>

SECTION VII.  Representations and Warranties.

     The Company represents and warrants that (a) all of the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the effective date hereof with the same effect as if made on such date, (b) as of the date hereof, the Company is in compliance with all of the terms and provisions set forth in the Credit Agreement on its part to be performed and no Event of Default or event which, upon the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing and (c) the amount of liens and claims of Century and any other vendor or contractor which is reasonably likely to file any such lien or claim in respect of the Restoration Program are not in excess of $3,800,000 in the aggregate.

SECTION VIII.  Effectiveness.

     This Amendment shall become effective upon satisfaction of the following conditions:

     (i) execution and delivery of this Amendment by the Company, the Parent and the Bank;

    (ii)  execution and delivery of the Subordination
          Agreement by the Company, the Subordinated
          Lender and the Bank;

   (iii)  delivery of opinions of counsel to the
          Company and Parent and counsel to the
          Operator and Subordinated Lender in the form attached as Exhibit D hereto; and

    (iv) there are no Proceedings by or against the Company or the Parent on the date of effectiveness of this Amendment.

SECTION IX.  Security Agreement, etc.

     The Company hereby confirms that all of the Obligations are secured by the Collateral under the Security Documents and confirm and acknowledge that the Obligations include the obligations under the Credit Agreement (as amended by this amendment) and all amendments, extensions, renewals or substitutions, if any, subsequent hereto. The Company acknowledges and agrees, and by its signature hereto Parent acknowledges and agrees, that nothing contained herein shall be a waiver by the Bank in any of its rights in any of the Collateral.

<Page 19>

SECTION X. Responsibility.

          (i) Neither the Bank nor any of its participants makes any representation or warranty with respect to the Subordinated
Loan Agreement or any other document, instrument or agreement in connection therewith or related thereto.

         (ii) Neither the Bank nor any of its participants makes any express or implied representation for warranty to any person with respect to the legality, validity, genuineness, subsistence, priority or value of the Subordinated Loan Agreement or Subordinated Loans or of the repayment obligations of the Company or any security therefor.

        (iii) The Company agrees and acknowledges that it has made its own analysis of its financial condition and ability to perform its obligations under the Subordinated Loan Agreement and Subordinated Loans, and it is not relying on the Bank nor any of its participants in any way in connection therewith.

         (iv) The Company agrees and acknowledges that it will not have, and will not assert or seek to exercise, any right of legal redress against the Bank or any participant in respect of the Subordinated Loan Agreement, any related document, or the Subordinated Loans.

SECTION XI.  Counterparts.

     This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

<Page 20>

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, as of the day and year first above written.

                              O'BRIEN (NEWARK) COGENERATION, INC.


                              By:/s/
			      ----------------------------------
                                 Name:
                                 Title:


                              NATIONAL WESTMINSTER BANK PLC


                              By:/s/
			      ---------------------------------
                                 Name:
                                 Title:


Agreed to and Acknowledged:

O'BRIEN ENVIRONMENTAL ENERGY, INC.


By:/s/
- - ----------------------------------
   Name:
   Title: